Exhibit 10.9

EXECUTION VERSION

SHARE EXCHANGE AND ASSUMPTION AGREEMENT

AMONG

BLUE RIDGE CHINA PARTNERS, L.P.,

EI FUND II CHINA, LLC,

ZHANG YONG, YANG YUYAN,

XINYUAN REAL ESTATE, LTD.

AND

XINYUAN REAL ESTATE CO., LTD.

DATED AS OF APRIL 9, 2007

THIS SHARE EXCHANGE AND ASSUMPTION AGREEMENT (the “Agreement”), dated as of April 9, 2007, by and among Xinyuan Real Estate Co., Ltd., a company established under the laws of the Cayman Islands (the “Parent”), Xinyuan Real Estate, Ltd., a company established under the laws of the Cayman Islands (the “Company”), Blue Ridge China Partners, L.P., a Cayman Islands exempted limited partnership (“Blue Ridge China”), EI Fund II China, LLC, a Delaware limited liability company (“EI” and together with Blue Ridge China, the “Investors”), Zhang Yong, a PRC national (“Zhang”), Yang Yuyan, a PRC national (“Yang” and together with Zhang and the Investors, the “Stockholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the Company has 75,704,379 common shares, par value of US$0.0001 per share (the “Common Shares”) and 30,805,400 Series A preferred shares (the “Preferred Shares”), par value of US$0.0001 per share of capital stock (the Common Shares and Preferred Shares hereinafter referred to collectively as the “Company Stock”) outstanding, all of which are held by the Stockholders and each of the Stockholders is the record and beneficial owner of the number of shares of Company Stock set forth opposite such Stockholder’s name on Exhibit A.

WHEREAS, each of the Stockholders has agreed to exchange all of his, her or its (hereinafter “its”) Company Stock for newly issued common shares, par value of US$0.0001 per share, of the Parent (the “Parent Common Shares”) and Series A preferred shares, par value of US$0.0001 per share, of the Parent (the “Parent Preferred Shares”), on a one-for-one exchange basis (the Parent Common Shares and the Parent Preferred Shares hereinafter referred to collectively as the “Parent Stock”) that will, in the aggregate, constitute 100% of the issued and outstanding capital stock of the Parent as at and immediately after the Closing. The class and number of shares of Parent Stock to be received by each Stockholder shall be as listed opposite such Stockholder’s name on Exhibit A to this Agreement. The aggregate number of shares of Parent Stock that will be reflected on Exhibit A is referred to herein as the “Shares”;

WHEREAS, the exchange of Company Stock for Parent Stock is intended to constitute a reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code of 1986 (the “Code”), as amended or such other tax free reorganization exemptions that may be available under the Code;

WHEREAS, the Company and the Stockholders are parties to that certain securities purchase agreement, dated as of August 22, 2006 (as amended, extended, modified or supplemented from time to time, the “Securities Purchase Agreement”) and that certain share purchase agreement, dated as of November 18, 2006 (as amended, extended, modified or supplemented from time to time, the “Share Purchase Agreement”), pursuant to which the Investors purchased certain securities of the Company;

WHEREAS, the Company and the Investors are parties to that certain credit agreement, dated as of December 7, 2006 (as amended, extended, modified or supplemented from time to time, the “Credit Agreement”), pursuant to which Blue Ridge China loaned the amount of $21,000,000 to the Company and EI loaned the amount of $14,000,000 to the Company, with each being issued a promissory note evidencing such loan (the “Notes”);

WHEREAS, the Company had entered into separate indemnification agreements, each dated August 25, 2006, with each of Mr. Christopher Fiegen, Mr. Justin Tang and Mr. Angus Lo (the “Directors”), providing for the indemnification of each in his capacity as a director of the Company (as amended, extended, modified or supplemented from time to time, the “Indemnity Agreements”);

WHEREAS, the Company has entered into an employment agreement, dated February 8, 2006, with Longgen Zhang (the “Executive”) to employ the Executive as the chief financial officer of the Company and to perform all duties and services consistent with the Executive’s position (as amended, extended, modified or supplemented from time to time, the “CFO Employment Agreement”);

WHEREAS, the Company has agreed to assign to Parent, and Parent has determined it to be in its best interest to agree to assume from the Company, all the rights, benefits, restrictions and obligations as set forth in each of the Securities Purchase Agreement, the Share Purchase Agreement and the Credit Agreement (collectively, the “Assumed Security Agreements”) and the Indemnity Agreements and the CFO Employment Agreement (collectively, the “Assumed Executive Agreements” and together with the Assumed Security Agreements, the “Assumed Agreements”); and

WHEREAS, the Parent and the Company have each determined that it is desirable to effect the plan of reorganization described in the recitals above, to complete the share exchange and the assignment and assumption of the Assumed Agreements.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

As used herein, unless the context requires a different meaning, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

“Assumed Agreements” has the meaning set forth in the preamble.

“Assumed Executive Agreements” has the meaning set forth in the preamble.

“Assumed Security Agreements” has the meaning set forth in the preamble.

“Burnham” means Burnham Securities, Inc.

“Burnham Warrants” means the warrants to purchase a total of 1,853,172 Common Shares issued by the Company to Burnham and Gardner.

“Business” means the business that the WFOE and the Operating Companies engage in, including the business of investing in real estate in the PRC.

“Business Day” means any day except a Saturday, a Sunday or a legal holiday in the city of Toronto, Canada or the PRC.

“CFO Employment Agreement” has the meaning set forth in the preamble.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Code” has the meaning set forth in the preamble.

“Common Shares” means the common shares, par value $0.0001 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Contract” has the meaning set forth in Section 5.05.

“Company Stock” has the meaning set forth in the preamble.

“Credit Agreement” has the meaning set forth in the preamble.

“Equity Incentive Plan” means the Company equity incentive plan consisting of a stock option agreement and a stock bonus agreement for the benefit of certain employees, directors and advisors.

“FCPA” has the meaning set forth in Section 5.10.

“Gardner” means Mr. Joel B. Gardner.

“Governing Documents” means, with respect to the Company, the Memorandum of Association, with respect to the WFOE or any Operating Company, its Articles of Association or other organizational documents, and with respect to the Parent, the Parent Memorandum of Association, in each case as amended from time to time.

“Governmental Authorization” means any consent, approval, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

“Governmental Body” means any legislative or executive branch of any federal, state or local government (including municipalities), anywhere in the world (including the United States, the Cayman Islands and the PRC), and any agency, bureau, commission, court, department or other instrumentality thereof.

“Henan Xinyuan” means Henan Xinyuan Real Estate Co., Ltd., a company organized under the laws of the PRC.

“ICC” has the meaning set forth in Section 12.10.

“Indemnity Agreements” has the meaning set forth in the preamble.

“Investor Warrants” means the warrants to purchase Series A Preferred Shares issued by the Company to the Investors in connection with the Securities Purchase Agreement.

“Law” means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Body.

“Lien” means any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and any lien related to any filing of any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction), any right of first refusal, right to call, preemptive right or other right of another Person with respect to any property or asset, or any option, warrant or commitment of any kind or nature.

“Material Adverse Effect” means any change(s) or effect(s) that individually or in the aggregate is or may (so far as can reasonably be foreseen at the time) be materially adverse to (a) in the case of the Company (i) the assets, business, operations, income, prospects or condition (financial or other) of the Company, the WFOE, any of the Operating Companies or the Transactions, (ii) the ability of the Company, the WFOE or any of the Operating Companies to perform its obligations under this Agreement or the Parent Shareholders Agreement to which it is a party or to consummate the Transactions, or (iii) a Stockholder’s rights under this Agreement or the Parent Shareholders Agreement or the ability of a Stockholder to perform its obligations hereunder and thereunder or consummate the Transactions, but excluding changes in general economic conditions in the PRC, and (b) in the case of the Parent (c) the assets, business, operations, income, prospects or condition (financial or other) of the Parent or the Transactions, (d) the ability of the Parent to perform its obligations under this Agreement or the Parent Shareholders Agreement or to consummate the Transactions, or (e) a Stockholders’s rights under this Agreement or the Parent Shareholders Agreement or the ability of a Stockholder to perform its obligations hereunder and thereunder or consummate the Transactions, but excluding changes in general economic conditions in the PRC.

“Notes” has the meaning set forth in the preamble.

“OFAC”, “OFAC Sanctions”, and “OFAC Sanctioned Person” has the meaning set forth in Section 5.08.

“Operating Company” means each of Henan Xinyuan, Henan Wanzhong Real Estate Co., Ltd., Shandong Xinyuan Real Estate Co., Ltd. and Qingdao Xinyuan Real Estate Co., Ltd.

“Order” means any order, writ, injunction, decree, judgment, award, determination or written direction of any arbitrator or Governmental Body.

“Parent Burnham Warrant Shares” has the meaning set forth in Section 2.03(a)(ii).

“Parent Burnham Warrants” has the meaning set forth in Section 2.03(a)(ii).

“Parent Common Shares” has the meaning set forth in the preamble.

“Parent Equity Incentive Plan” has the meaning set forth in Section 2.03(b).

“Parent Investor Conversion Shares” has the meaning set forth in Section 2.03(c)(ii).

“Parent Investor Warrant Shares” has the meaning set forth in Section 2.03(c)(ii)

“Parent Investor Warrants” has the meaning set forth in Section 2.03(c)(ii).

“Parent Memorandum of Association” has the meaning set forth in Section 2.01.

“Parent Notes” means has the meaning set forth in Section 2.03(d)(ii).

“Parent Preferred Shares” has the meaning set forth in the preamble.

“Parent Securities” means the Parent Common Shares, the Parent Preferred Shares, the Parent Investor Warrants, the Parent Burnham Warrants, the Parent Investor Conversion Shares, the Parent Investor Warrant Shares and the Parent Burnham Warrant Shares.

“Parent Shareholders Agreement” means the shareholders agreement with respect to the Parent Securities among the Parties, Burnham and Gardner, in the form set forth in Exhibit B.

“Parent Stock” has the meaning set forth in the preamble.

“Parent Zhang Yong Common Shares” has the meaning set forth in Section 2.03(a)(iv).

“Parent Zhang Yong Warrant” has the meaning set forth in Section 2.03(a)(iv).

“Person” means any individual or entity, including any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Body.

“PRC” means the People’s Republic of China.

“Preferred Shares” has the meaning set forth in the preamble.

“Purchased Securities” has the meaning set forth in Section 2.01 (a).

“Securities Act” means the Securities Act of 1933 of the United States, as amended, and, as applicable, any relevant securities laws of any state or non-U.S. jurisdiction (including the Cayman Islands and the PRC).

“Securities Purchase Agreement” has the meaning set forth in the preamble.

“Shareholders Agreement” means that certain Shareholders Agreement, dated August 22, 2006, and as amended November 18, 2006, among the Company, the Investors, Zhang, Yang, and to the extent set forth therein, Burnham and Gardner, as the same may from time to time be amended, modified or supplemented in accordance with the terms hereof and thereof.

“Share Purchase Agreement” has the meaning set forth in the preamble.

“Shares” has the meaning set forth in the preamble.

“Solvent” has the meaning set forth in Section 5.09.

“Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means, as to any Person, (i) a corporation or other entity whose shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned or controlled, directly or indirectly, by such Person, or (ii) a corporation or other entity of which a majority of the equity is owned, directly or indirectly, by such Person.

“Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Transactions” means the transactions contemplated by this Agreement and the Parent Shareholders Agreement.

“United States Person” or “U.S. Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“United States” or “U.S.” means the United States of America.

“WFOE” means Xinyuan Real Estate (Henan) Development, Ltd., a company organized under the laws of the PRC, which is a wholly foreign-owned enterprise 100% held by the Company under the laws of the PRC.

“Yang” has the meaning set forth in the preamble.

“Zhang” has the meaning set forth in the preamble.

“Zhang Yong Warrant” means warrants to be issued to Zhang Yong upon the termination of the Burnham Warrants equal to the number of Burnham Warrants, if any, that remain unexercised at termination, with each Zhang Yong Warrant exercisable into Common Shares for an exercise price of $0.0001 per share, provided that such number of Common Shares for which the Zhang Yong Warrants are exercisable into shall not be more than 1,853,172 Common Shares of the Company.

ARTICLE II

EXCHANGE OF SECURITIES

SECTION 2.01. Exchange by Stockholders. Subject to the terms and conditions of this Agreement, at Closing, each of the Stockholders shall sell, transfer, convey, assign and deliver to the Parent its Company Stock (the “Purchased Securities”) free and clear of all Liens, in exchange for the Parent Stock (free and clear of all Liens) listed on Exhibit A opposite such Stockholder’s name, in each case having the rights, restrictions, privileges and preferences as set forth in the form of the Amended and Restated Memorandum and Articles of Association of the Parent (the “Parent Memorandum of Association”) attached hereto as Exhibit C.

SECTION 2.02. Cancellation of Securities. The Company shall have authorized upon the Closing (i) the cancellation of the Investor Warrants, (ii) the cancellation of the Burnham Warrants, and (iii) the cancellation of the Notes. The Stockholders and the Company shall have authorized upon the Closing the termination of the Equity Incentive Plan.

SECTION 2.03. Obligations of Parent.

(a) The Parent shall have authorized upon the Closing:

(i) the issuance and sale to: (A) Blue Ridge China of 18,483,240 Parent Preferred Shares and 9,422,627 Parent Common Shares, (B) EI of 12,322,160 Parent Preferred Shares and 6,281,752 Parent Common Shares, (C) Zhang of 48,000,000 Parent Common Shares, and (D) Yang of 12,000,000 Parent Common Shares, in each case having the rights, restrictions, privileges and preferences as set forth in the form of the Parent Memorandum of Association;

(ii) the issuance and sale to each of Burnham and Gardner of warrants, each in the form attached hereto as Exhibit D (each a “Parent Burnham Warrant” and collectively, the “Parent Burnham Warrants”) to purchase Parent Common Shares (the “Parent Burnham Warrant Shares”);

(iii) the issuance of the Parent Burnham Warrant Shares upon exercise of the Parent Burnham Warrants;

(iv) to the extent issuable, the issuance and sale to Zhang Yong of warrants (the “Parent Zhang Yong Warrants”) to purchase Parent Common Shares (the “Parent Zhang Yong Common Shares”); and

(v) to the extent issuable, the issuance of the Parent Zhang Yong Common Shares upon the exercise of the Parent Zhang Yong Warrant.

(b) The Parent shall adopt the Parent Memorandum of Association on or before the Closing. The Parent shall have authorized, effective upon Closing, an equity incentive plan consisting of a stock option agreement and a stock bonus agreement for the benefit of certain employees, directors and advisors, pursuant to which the Parent may issue a maximum of 6,802,495 Parent Common Shares, which amount shall not exceed ten percent (10%) of the issued and outstanding capital stock of the Parent immediately following the Closing (calculated on a fully-diluted basis), on such terms and conditions as shall be reasonably acceptable to the Investors (the “Parent Equity Incentive Plan”).

(c) In connection with the assumption by Parent of the Securities Purchase Agreement pursuant to Article III hereof and subject to the terms and conditions of this Agreement:

(i) at the Closing, the Company, Blue Ridge China and EI agree to cancel the Investor Warrants; and

(ii) the Parent shall have authorized upon the Closing, the issuance and sale to each of the Investors of warrants, each in the forms and amounts attached hereto as Exhibit E (each a “Parent Investor Warrant” and collectively, the “Parent Investor Warrants”) to purchase Parent Preferred Shares (the “Parent Investor Warrant Shares”) and to authorize the issuance of the Parent Investor Warrant Shares upon exercise of the Parent Investor Warrants and the issuance of Parent Common Shares upon conversion of the Parent Preferred Shares and the Parent Investor Warrant Shares (the “Parent Investor Conversion Shares”).

(d) In connection with the assumption by Parent of the Credit Agreement pursuant to Article III hereof and subject to the terms and conditions of this Agreement, at the Closing:

(i) the Company and Blue Ridge China agree to cancel the Notes; and

(ii) the Parent agrees to issue to Blue Ridge China a promissory note of the Parent in the amount of $21,000,000 and to issue EI a promissory note of the Parent in the amount of $14,000,000 in the form attached hereto as Exhibit F (the “Parent Notes”) and authorize the issuance of Parent Common Shares upon conversion of the Parent Notes.

SECTION 2.04. Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the Transactions shall take place at the offices of Baker & McKenzie LLP in Toronto, Canada at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself), or such other date and time as the parties may mutually determine (the “Closing Date”).

ARTICLE III

ASSIGNMENT AND ASSUMPTION

SECTION 3.01. Assignment. The Company, with effect upon the Closing, irrevocably grants, assigns, transfers and sets over unto the Parent and the Parent, with effect upon the Closing, accepts all of the Company’s right, title, benefit, interest and obligations in the Assumed Agreements, including any amendments, extensions, renewals or assignments thereof, and in and to all amounts due or to become due and payable under the Assumed Agreements, and with respect to any issuances of securities issuable or to become issuable under the Assumed Security Agreements from and after the date of the Closing, to have and to hold with full power to the Parent to take all such measures for the enjoyment of the rights under the Assumed Agreements as the Company might take for the remaining term of the Assumed Agreements and any renewal or renewals thereof.

SECTION 3.02. Assumption. The Parent, with effect upon the Closing, expressly assumes and undertakes to satisfy, perform, discharge and fulfill (a) all of the covenants, terms, conditions, obligations and liabilities of the Company under the Assumed Agreements as fully and to the same extent as if the Parent had been an original party to the Assumed Agreements instead of the Company, and (b) any other covenants, obligations and liabilities of the Company with respect to the Investors existing as of the date hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTS OF STOCKHOLDERS

Each of the Stockholders hereby severally and not jointly, represents and warrants as to itself, but not to any other Stockholder, to the Parent as follows:

SECTION 4.01. Good Title. Such Stockholder is the record and beneficial owner, and has good title to its Company Stock, with the right and authority to sell and deliver such Company Stock. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and upon registering of the Parent as the new owner of such Company Stock in the register of members of the Company the Parent will receive good title to such Company Stock, free and clear of all Liens, and upon the termination of the Shareholders Agreement as contemplated by Section 9.05 hereof, free and clear of any terms, conditions or restrictions of any voting trusts and stockholder agreements.

SECTION 4.02. Organization. Each such Stockholder that is an entity is duly organized and validly existing in its jurisdiction of organization.

SECTION 4.03. Power and Authority. Each such Stockholder that is an entity has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. All acts required to be taken by such Stockholder to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 4.04. No Conflicts. To the knowledge of such Stockholder, the execution and delivery of this Agreement and the Parent Shareholders Agreement, and the consummation of the Transactions, will not, directly or indirectly (with or without notice or lapse of time): (a) breach any provision of any of its memorandum and articles of association or other organizational documents, as amended; (b) breach or give any Governmental Authority or other Person the right to challenge any of the Transactions contemplated by the Agreement or the Parent Shareholders Agreement, or to exercise any remedy or obtain any relief under any Law to which such Stockholder and its respective assets may be subject; (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by such Stockholder; (d) violate or breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contractual obligation to which such Stockholder is a party; (e) result in the imposition or creation of any Lien upon or with respect to the assets of such Stockholder; or (f) require the consent of any third party or any Governmental Body under any Law.

SECTION 4.05. Investment Representations.

(a) Such Stockholder is acquiring the Parent Securities for its own account not as a nominee or agent, and not with a view to the distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Stockholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to other Person, with respect to any of the Parent Securities. Such Stockholder understands that such Parent Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from such registration is available, and that such Parent Securities may be transferred only in accordance with the Parent Shareholders Agreement.

(b) Such Stockholder understands that the purchase of the Parent Securities involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Parent Securities for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of its investment in, the Parent Securities. In addition, by virtue of its expertise, the advice available to it and previous investment experience, such Stockholder has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. Such Stockholder represents that it is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(c) If such Stockholder is not a “United States Person” and is not acquiring the securities for the account or benefit of any U.S. Person, within the meaning of Regulation S under the Securities Act, such Stockholder (i) agrees not to resell the Parent Securities except in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act, (ii) agrees that any certificates representing the Parent Securities issued to the Stockholder shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration and that hedging transactions with regard to such securities may not be conducted unless in compliance with the Securities Act, (iii) agrees that the Parent is hereby required to refuse to register any transfer of any securities issued to the Stockholder not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, (iv) represents that it has satisfied itself as to the full observance of the laws of the jurisdiction of its organization in connection with any invitation to subscribe for the Parent Securities, including (w) the legal requirements of the jurisdiction of its organization for the purchase of Parent Securities, (x) any foreign exchange restrictions applicable to such purchase, (y) any governmental or other consents that may need to be obtained, and (z) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Parent Securities, and (iii) represents that its subscription and payment for and continued beneficial ownership of the Parent Securities will not violate any applicable securities or other laws of the jurisdiction of its organization.

(d) In addition to any legend described above, such Stockholder understands that the certificates evidencing the Parent Securities may bear a legend as set forth in the Parent Shareholders Agreement.

(e) Such Stockholder has had an opportunity to ask questions and receive answers from the Parent regarding the terms and conditions of the offering of the Parent Securities and the business, management, properties, prospects and financial condition of the Parent.

(f) Such Stockholder understands that the Parent Securities it is purchasing are characterized as “restricted securities” under the Securities Act laws because they are being acquired from the Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold absent registration under the Securities Act only in certain limited circumstances. Such Stockholder further understands that no public market now exists for any of the securities issued by the Parent and the Parent has given no assurances that a public market will ever exist for the Parent’s securities.

SECTION 4.06. Exculpation Among Stockholders. Such Stockholder acknowledges that it is not relying upon any Person, other than the Parent, the Company and their respective officers and directors, in making its investment or decision to invest in the Parent. Such Stockholder agrees that no Stockholder nor any of its Affiliates or any controlling persons, members, officers, directors, partners, agents or employees of any Stockholder or its Affiliates shall be liable to any other Stockholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Parent Securities.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Parent and each of the Stockholders as follows:

SECTION 5.01. Organization, Good Standing and Qualification. The Company is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is duly qualified to do business as a foreign company in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect. Each of the Subsidiaries are duly organized, validly existing and in good standing under the laws of the PRC.

SECTION 5.02. Power and Authority. The Company has all requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement. All acts required to be taken by the Company to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 5.03. Authorization, Execution and Enforceability. The execution, delivery and performance by the Company of this Agreement and the Parent Shareholders Agreement have been duly authorized by all necessary corporate or other action on the part of the Company and its respective shareholders. This Agreement and the Parent Shareholders Agreement are legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 5.04. Consents. No consent of, notice to, or filing with any Governmental Authority or any other Person, including any creditor or shareholder of the Company, is required to be made or obtained in connection with the execution, delivery and performance by any party, other than from (i) the Parties, (ii) certain of their respective officers and directors in their personal capacities in connection with the CFO Employment Agreement and the Indemnity Agreements, and (iii) Burnham and Gardner, of this Agreement or the Parent Shareholders Agreement, or the Transactions, or as a condition to the legality, validity or enforceability of this Agreement or the Parent Shareholders Agreement

SECTION 5.05. No Conflicts. The execution and delivery of this Agreement and the Parent Shareholders Agreement and the consummation of the Transactions will not, directly or indirectly (with or without notice or lapse of time): (a) breach any provision of any of the Company Governing Documents; (b) breach or give any Governmental Authority or other Person the right to challenge any of the Transactions contemplated by the Agreement or the Parent Shareholders Agreement, or to exercise any remedy or obtain any relief under any Law to which the Company and their respective assets may be subject; (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company; (d) violate or breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any contract related to the grant or transfer of land use rights for the projects (collectively, the “Company Contracts”); (e) result in the imposition or creation of any Lien upon or with respect to the assets of the Company; or (f) require the consent of any third party or any Governmental Body under any Law.

SECTION 5.06. Subsidiaries; Operating Companies. The Company has no direct Subsidiaries other than the WFOE, the WFOE has no direct Subsidiaries other than Henan Xinyuan, Henan Xinyuan has no direct Subsidiaries other than the Operating Companies, and none of the Operating Companies (other than Henan Xinyuan) has any Subsidiaries. The Company owns all of the equity of the WFOE, the WFOE owns all of the equity of Henan Xinyuan, and Henan Xinyuan owns all of the equity of the Operating Companies.

SECTION 5.07. Capitalization. The authorized share capital of the Company consists of 450,000,000 Common Shares, of which 75,704,379 are outstanding on the date hereof, and 50,000,000 Preferred Shares, of which 30,805,400 are outstanding on the date hereof. All of the outstanding Common Shares and Preferred Shares have been duly authorized and validly issued, and are fully paid. None of the outstanding Common Shares or Preferred Shares was issued in violation of the Securities Act or any other Law.

SECTION 5.08. OFAC Compliance.

(a) None of the Company nor its Subsidiaries is an OFAC Sanctioned Person. Each of the Company and its Subsidiaries, and each of their respective Affiliates are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended, and all other applicable U.S., Cayman Islands, and PRC anti-money laundering laws and regulations. None of (i) the Transactions or (ii) the execution, delivery and performance of this Agreement or the Parent Shareholders Agreement, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including the Stockholders, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States, Cayman Islands, or the PRC.

(b) For the purposes of Section 5.08 and 6.09:

(i) “OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury by the President of the United States or provided to the Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(ii) “OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(iii) “U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

SECTION 5.09. Solvency. Immediately prior to, and immediately subsequent to, the Closing, the Company will be solvent. For purposes of this Agreement, “solvent” shall mean, with respect to any Person, (i) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (iv) such Person has the ability to pay its debts as they become due, and does not intend to, or believe or reasonably should have believed that it will, incur debts beyond its ability to repay as they become due.

SECTION 5.10. U.S. Foreign Corrupt Practices Act. None of the Company, the Subsidiaries, nor any their respective Affiliates, directors, officers, agents or employees has made or is currently making, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (a) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof, candidate for foreign political office, or official of a state-controlled entity or public international organization, for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company, its Subsidiaries or any of their respective Affiliates to obtain or retain business for, or direct business to the Company, its Subsidiaries or any of their respective Affiliates, as applicable. None of the Company, its Subsidiaries, nor any their respective Affiliates has made or is currently making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PARENT

The Parent represents and warrants to each of the Stockholders and the Company that:

SECTION 6.01. Organization, Good Standing and Qualification. The Parent is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands and is duly qualified to do business as a foreign company in each additional jurisdiction where the failure to so qualify would have a Material Adverse Effect.

SECTION 6.02. Power and Authority. The Parent has all requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and to execute, deliver and perform its obligations under this Agreement. All acts required to be taken by the Parent to enter into this Agreement and to carry out the Transactions have been properly taken. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

SECTION 6.03. Authorization. Execution and Enforceability.

(a) The execution, delivery and performance by the Parent of this Agreement and the Parent Shareholders Agreement have been duly authorized by all necessary corporate or other action on the part of the Parent and its respective shareholders. This Agreement and the Parent Shareholders Agreement are legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) As of the date of Closing, the (i) issuance and sale to each of Blue Ridge China, EI, Zhang and Yang of the Parent Preferred Shares and the Parent Common Shares, (ii) the issuance and sale to each of the Investors of the Parent Investor Warrants, (iii) the issuance of the Parent Investor Warrant Shares upon exercise of the Parent Investor Warrants, (iv) the issuance and sale to each of Burnham and Gardner of the Parent Burnham Warrants, (v) the issuance of the Parent Burnham Warrant Shares upon exercise of the Parent Burnham Warrants, (vi) the issuance of the Parent Common Shares upon conversion of the Parent Preferred Shares and, (vii) the issuance of the Parent Investor Warrants Shares, and (viii) the issuance of the Notes to Blue Ridge China and EI, has been duly authorized and approved by all necessary corporate action of Parent and none of (i) through (viii) above shall, when performed by Parent, violate, conflict with or result in a breach of (A) any of the terms or provisions of the Parent Memorandum of Association, (B) any Law or Order applicable to Parent currently in force, or (C) any existing order or decree of any Governmental Body. Each of the Parent Preferred Shares, the Parent Common Shares and the Parent Investor Warrant Shares, when issued by the Company pursuant to this Agreement or upon (x) the exercise of the Parent Investor Warrants or the Parent Burnham Warrants or (y) the conversion of the Parent Preferred Shares, will be validly issued as fully paid and non-assessable and will be free and clear of any Liens other than those imposed by the holders thereof or pursuant to the Parent Shareholders Agreement or the Parent Memorandum of Association.

SECTION 6.04. Consents. No consent of, notice to, or filing with any Governmental Authority or any other Person, including any creditor or shareholder of the Parent, is required to be made or obtained in connection with the execution, delivery and performance by any party, other than from (i) the Parties, (ii) certain of their respective officers and directors in their personal capacities in connection with the CFO Employment Agreement and the Indemnity Agreements, and (iii) Burnham and Gardner, of this Agreement or the Parent Shareholders Agreement, or the Transactions, or as a condition to the legality, validity or enforceability of this Agreement or the Parent Shareholders Agreement, or the offer, issuance, sale or delivery of the Parent Securities, except (i) filing of the Parent Memorandum of Association with the Cayman Islands Registrar of Companies, and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Parent Securities under applicable U.S. federal and state securities laws or the securities laws of the Cayman Islands or any other jurisdiction.

SECTION 6.05. No Conflicts. The execution and delivery of this Agreement and the Parent Shareholders Agreement will not, directly or indirectly (with or without notice or lapse of time): (a) breach any provision of any of the Parent’s Governing Documents; (b) breach or give any Governmental Authority or other Person the right to challenge any of the Transactions contemplated by the Agreement or the Parent Shareholders Agreement, or to exercise any remedy or obtain any relief under any Law to which the Parent and its respective assets may be subject; (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Parent; (d) violate or breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Parent Contract; (e) result in the imposition or creation of any Lien upon or with respect to the assets of the Parent; or (f) require the consent of any third party or Governmental Body under any Law.

SECTION 6.06. Subsidiaries. The Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person except for the Company.

SECTION 6.07. Capitalization. The authorized share capital of the Parent consists of 450,000,000 Parent Common Shares, of which 1 Parent Common Share is outstanding on the date hereof, and 50,000,000 Parent Preferred Shares, of which none are outstanding on the date hereof. The outstanding Parent Common Share has been duly authorized and validly issued, and are fully paid. The outstanding Parent Common Share was not issued in violation of the Securities Act or any other Law. Parent has reserved from its duly authorized capital stock a number of Parent Common Shares for issuance of the Parent Common Shares issuable upon (x) exercise of the Parent Investor Warrants or the Parent Burnham Warrants, or (y) the conversion of the Parent Preferred Shares at least equal to the number of Parent Common Shares issuable pursuant to such instruments as of the Closing Date.

SECTION 6.08. Material Liabilities. The Parent was incorporated as an exempted company under the Companies Law (2004 Revision) of the Cayman Islands on March 26, 2007 and has conducted no business or operations as of the date hereof. The Parent has no assets or liabilities on the date hereof and at Closing, its only assets shall be the Company Stock.

SECTION 6.09. OFAC Compliance.

(a) The Parent is not an OFAC Sanctioned Person. The Parent and its respective Affiliates are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended, and all other applicable U.S. and Cayman Islands anti- money laundering laws and regulations. None of (i) the Transactions or (ii) the execution, delivery and performance of this Agreement or the Parent Shareholders Agreement, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including the Stockholders, of any of the OFAC Sanctions or of any anti-money laundering laws of the United States or the Cayman Islands.

ARTICLE VII

DELIVERIES

SECTION 7.01. Deliveries of the Stockholders.

(a) At Closing, each Stockholder is delivering to the Parent this Agreement, duly executed by the Stockholder.

(b) At or prior to the Closing, each Stockholder shall deliver to the Parent:

(i) certificates representing its Company Stock; and

(ii) duly executed stock powers for transfer by the Stockholder of its Company Stock to the Parent.

SECTION 7.02. Deliveries of the Company. At Closing, the Company is delivering to the Parent this Agreement, duly executed by the Company.

SECTION 7.03. Deliveries of the Investors.

(a) At Closing, each Investor is delivering to the Company for cancellation;

(i)    its Investor Warrants; and

(ii)    its Notes.

SECTION 7.04. Deliveries of the Parent.

(a) At Closing, the Parent is delivering

(i) to each Stockholder and to the Company, this Agreement, duly executed by Parent;

(ii) to each Investor, the Parent Investor Warrants issued to such Investor; and

(iii) to each Investor, the Parent Note issued to such Investor.

(b) As soon as reasonably practicable, but in no event later than five (5) Business Days following the Closing, the Parent shall deliver to each Stockholder, certificates representing the Parent Stock issued to such Stockholder as set forth on Exhibit A.

ARTICLE VIII

CONDITIONS TO STOCKHOLDERS’ AND COMPANY’S CLOSING OBLIGATIONS

The obligations of the Stockholders and the Company to consummate the Transactions to be effected at the Closing are subject to the fulfillment or waiver on or before the Closing Date of each of the conditions set forth in this Article VIII.

SECTION 8.01. Accuracy of Representations. All representations and warranties of the Parent in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing Date as if made on and as of such date.

SECTION 8.02. Performance of Covenants. All of the covenants and obligations that the Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

SECTION 8.03. No Adverse Proceedings. There shall not be existing or threatened against any Stockholder, the Company or the Parent by any Governmental Body any action, claim, suit or other proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transactions.

SECTION 8.04. Certain Documents. As of the Closing Date, the Parent Shareholders Agreement shall have been duly executed and delivered by the parties thereto, in substance and form satisfactory to the Stockholders and the Company, and such agreement shall be in full force and effect and filed, as required or appropriate, with applicable Governmental Authorities, and no term or condition thereof shall have been supplemented, amended, modified or waived without the Stockholders’ prior written consent, and any transactions contemplated thereby shall have been consummated (or will be consummated concurrently with the Closing) in accordance with the terms and conditions thereof.

SECTION 8.05. Officer’s Certificate. The Parent shall have delivered to each of the Stockholders and the Company a certificate of the President of the Parent, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 8.01 through Section 8.04.

SECTION 8.06. Board of Directors and Officers. The Directors (or such other persons designated by the Investors) and Zhang, Yang, Executive and Mr. Cui Yong shall have been elected to serve as directors on the board of directors of the Parent, and (b) Zhang and Executive shall have been appointed to serve as Chief Executive Officer and Chief Financial Officer of the Parent, respectively, and each Stockholder shall have received a certificate issued by the Secretary of the Company, reasonably satisfactory to the Stockholders, certifying as to the foregoing and attaching copies of required resolutions, and other evidence of effecting the forgoing shall have been delivered to the Stockholders.

SECTION 8.07. Parent Equity Incentive Plan. The Parent shall have implemented the Parent Equity Incentive Plan.

SECTION 8.08. No Conflict. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause any Stockholder or the Company to suffer any adverse consequence under any applicable Law or Order.

SECTION 8.09. Secretary’s Certificates. The Parent shall have delivered to each of the Stockholders a certificate of the Secretary of the Parent, dated the Closing Date, attaching (i) correct and complete copies of the Governing Documents of the Parent then in effect, (ii) correct and complete copies of all resolutions of the Sole Director of the Parent relating to the Transactions, and a certificate of good standing of the Parent issued by the applicable Governmental Body no earlier than 10 Business Days before the Closing Date.

SECTION 8.10. Opinion of Counsel. On the Closing Date, each Stockholder shall have received from Maples and Calder, counsel to the Parent, an opinion addressed to the Stockholders, in the form attached hereto as Exhibit G, dated as of the Closing Date.

SECTION 8.11. Proceedings and Documents. As of the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Stockholders and their counsel, and the Stockholders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 8.12. Burnham Warrants. The Parent Burnham Warrants shall have been issued to Burnham and Gardner.

SECTION 8.13. Deliveries. The deliveries specified in Sections 7.02 and 7.04(a) shall have been made by the Company and the Parent, respectively.

ARTICLE IX

CONDITIONS TO PARENT’S CLOSING OBLIGATIONS

The obligations of the Parent to consummate the Transactions to be effected at the Closing are subject to the fulfillment or waiver on or before the Closing Date of each of the conditions set forth in this Article IX.

SECTION 9.01. Accuracy of Representations. All representations and warranties of the Stockholders and the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing Date as if made on and as of such date.

SECTION 9.02. Performance of Covenants. All of the covenants and obligations that the Stockholders and Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

SECTION 9.03. No Adverse Proceedings. There shall not be existing or threatened against any the Parent by any Governmental Body any action, claim, suit or other proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transactions.

SECTION 9.04. Certain Documents. As of the Closing Date, the Parent Shareholders Agreement shall have been duly executed and delivered by the parties thereto, in substance and form satisfactory to the Parent, and such agreement shall be in full force and effect and filed, as required or appropriate, with applicable Governmental Authorities, and no term or condition thereof shall have been supplemented, amended, modified or waived without the Parent’s prior written consent, and any transactions contemplated thereby shall have been consummated (or will be consummated concurrently with the Closing) in accordance with the terms and conditions thereof.

SECTION 9.05. Cancellation or Termination of Certain Documents. As of the Closing Date, each of the following documents shall have been duly terminated or cancelled, as the case may be, by the parties thereto, each in substance and form satisfactory to the Parent, in accordance with the terms and conditions thereof:

(a) the Investor Warrants;

(b) the Notes;

(c) the Burnham Warrants;

(d) the Zhang Yong Warrant;

(e) the Shareholders Agreement; and

(f) the Equity Incentive Plan.

SECTION 9.06. Officer’s Certificate. Each of the Company and any Stockholder that is an entity shall have delivered to the Parent a certificate of the President of the Parent, dated the Closing Date, certifying as to the satisfaction of the conditions set forth in Section 9.01 through Section 9.03.

SECTION 9.07. No Conflict. Neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause the Parent to suffer any adverse consequence under any applicable Law or Order.

SECTION 9.08. Secretary’s Certificates. The Company shall have delivered to the Parent a certificate of the Secretary of the Company, dated the Closing Date, attaching (i) correct and complete copies of the Company Governing Documents then in effect, (ii) correct and complete copies of all resolutions of the Company relating to the Transactions, (iii) correct and complete copies of the Company’s register of members and (iv) a certificate of good standing of the Company issued by the applicable Governmental Body no earlier than 10 Business Day before the Closing Date.

SECTION 9.09. Proceedings and Documents. As of the Closing Date, all corporate and other proceedings taken or to be taken in connection with the Transactions and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Parent and its counsel, and the Parent and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 9.10. Deliveries. The deliveries specified in Sections 7.01, 7.02 and 7.03 shall have been made by the Stockholders, the Company and the Investors respectively.

ARTICLE X

COVENANTS

SECTION 10.01. Required Consents. As promptly as practicable after the date of this Agreement, each of the Stockholders, the Company and the Parent shall make all filings required by Law to be made by it in order to consummate the Transactions, and shall cooperate with each other with respect to all filings that the Parent elects to make or shall be required by Law to make in connection with the Transactions.

SECTION 10.02. Notification. Between the date of this Agreement and the Closing Date, each Party shall promptly notify the other Parties in writing if such Party becomes aware of (a) any fact or condition that makes any of its representations and warranties untrue as of the date of this Agreement, (b) the occurrence after the date of this Agreement of any fact or condition that would make any of its representations and warranties untrue had such representation or warranty been made as of the date of the occurrence of such fact or condition, (c) any breach of its covenants in this Agreement, or (d) any fact or condition that could reasonably be expected to make the satisfaction of the conditions in Article VIII or Article IX unlikely or impossible.

SECTION 10.03. Tax Free Reorganization. Each of the Parent and the Company shall take all actions, including, without limitation, the execution and filing (within thirty (30) days following the Closing Date) with the Internal Revenue Service of Form 8832 “Entity Classification Election” in respect of the Company (in form and substance reasonably satisfactory to the Investors), reasonably necessary to implement the Transactions so that the Transactions qualify as a tax-free reorganization for United States federal income tax purposes. Notwithstanding the foregoing, neither the Parent nor the Company shall be required to incur unreasonable costs or expenses in fulfilling their obligations under this Section 10.03.

SECTION 10.04. Certain Procedures. From and after the Closing Date, the Parent and the Company shall take all actions, including, without limitation, the determination and implementation of reasonable operating procedures for the boards of directors and management of the Parent and the Company, reasonably necessary to mitigate the risk that either the Parent or the Company would be deemed to be a resident of the PRC for tax purposes or would otherwise become subject to taxation in the PRC or by applicable PRC Governmental Bodies. The Parent, the Company and each of their respective Affiliates shall additionally take all actions reasonably necessary, including, without limitation, establishing one or more wholly-owned special purpose vehicles outside of the PRC, to mitigate tax exposures and minimize taxation relating to the contribution or repatriation of capital, loans, income or any other payments by and between or among them. Notwithstanding the foregoing, neither the Parent nor the Company nor any of their respective Affiliates shall be required to incur unreasonable costs or expenses in fulfilling their obligations under this Section 10.04.

SECTION 10.05. Reasonable Best Efforts.

(a) Each of the Stockholders and the Company shall use its reasonable best efforts to cause the conditions in Article VIII to be satisfied; and

(b) The Parent shall use its reasonable best efforts to cause the conditions in Article IX to be satisfied.

ARTICLE XI

TERMINATION

SECTION 11.01. Termination Events. By notice given prior to the Closing, this Agreement may be terminated as follows:

(a) by mutual agreement of the Stockholders, Company and Parent;

(b) by each of the Stockholders to itself, if a material breach of any provision of this Agreement has been committed by the Parent, which breach shall not be cured within a period of seven (7) Business Days of receipt of written notice thereof from such Stockholder;

(c) by the Company, if a material breach of any provision of this Agreement has been committed by a Stockholder or the Parent, which breach shall not be cured within a period of seven (7) Business Days of receipt of written notice thereof from the Company, which notice shall be sent to each of the Stockholders and the Parent;

(d) by the Parent, if a material breach of any provision of this Agreement has been committed by a Stockholder or the Company, which breach shall not be cured within a period of seven (7) Business Days of receipt of written notice thereof from the Parent, which notice shall be sent to each of the Stockholders and the Company; and

(e) by the Stockholders, the Company or the Parent if the Closing has not occurred on or before April 30, 2007, provided that such right of termination shall not be exercisable by any party which is then in material breach of this Agreement.

SECTION 11.02. Effect of Termination, Each party’s right of termination under Section 11.01 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.01, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 11.02 and Article XII shall survive the termination of this Agreement; provided, that no such termination shall relieve any party of liability for any breach of this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01. Entire Agreement. This Agreement, together with the Parent Shareholders Agreement, merges all previous negotiations and agreements among the Parties hereto, either oral or written, and constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof.

SECTION 12.02. Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be valid except by an agreement in writing executed by the Parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any Party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

SECTION 12.03. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by Law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially (a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any Person.

SECTION 12.04. Assignment. The rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns. This Agreement may not be assigned (by operation of Law or otherwise) without the prior written consent of the Parties.

SECTION 12.05. Third Parties. Nothing herein, expressed or implied, is intended to or shall confer on any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 12.06. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by fax, overnight courier or electronic mail (provided that communications sent by electronic mail are concurrently sent by fax or overnight courier) in accordance with this Section 12.06, to the following addresses:

If to Blue Ridge China to:

Blue Ridge Capital Offshore Holdings LLC

660 Madison Avenue, 20th Floor

New York, New York 10021

U.S.A.

Attention: Richard S. Bello

Fax: (212)446-6201

E-mail: rbello@blueridgelp.com

with required copy (which shall not constitute notice) to:

Blue Ridge Investment Consulting (Beijing) Co., Ltd.

3701 Tower A, Beijing Fortune Plaza

No. 7 Dongsanhuan Rd, Chaoyang District

Beijing, 100020, China

Attention: Justin Tang

Fax: +86(10)6530-8839

E-mail: justin@br-china.com

-and -

Friedman Kaplan Seiler & Adelman LLP

1633 Broadway, 46th Floor

New York, New York 10019

U.S.A.

Attention: Gary D. Friedman, Esq.

Fax: (212)833-1250

E-mail: gfriedman@fklaw.com

If to EI to:

EI Fund II China, LLC

c\o Equity International

Two North Riverside Plaza

Suite 700

Chicago, Illinois 60606

Attention: Ira Chaplik

Fax: (312)454-0157

E-mail: ichaplik@egii.com

with a required copy (which shall not constitute notice) to:

EI Fund II China, LLC

c\o Equity International

Two North Riverside Plaza

Suite 700

Chicago, Illinois 60606

Attention: Brian K. Richter

Fax: (312)454-0157

E-mail: brichter(g)egii.com

If to Zhang or Yang:

Zhang Yong and Yang Yuyan

Xinyuan Real Estate Holdings, Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Yong

Fax: +86-0371-65651686

E-mail: zyong63@163.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5J 2T3

Attention: Omer Ozden, Esq.

Fax: (416)863-6275

Email: omer.ozden@bakernet.com

- and -

Trans Asia Lawyers Beijing

Suite 2218, China World Tower 1

1 Jianguomenwai Avenue

Beijing, 100004, China

Attention: Philip Qu, Esq.

Fax: (8610)6505 8189

E-mail: pqu@TransAsiaLawyers.com

If to the Company to:

Xinyuan Real Estate, Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Yong

Fax: +86-0371-65651686

E-mail: zyong63@163.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5J 2T3

Attention: Omer Ozden, Esq.

Fax: (416)863-6275

Email: omer.ozden@bakernet.com

- and-

TransAsia Lawyers Beijing

Suite 2218, China World Tower 1

1 Jianguomenwai Avenue

Beijing, 100004, China

Attention: Philip Qu, Esq.

Fax: (8610)6505 8189

E-mail: pqu@TransAsiaLawyers.com

If to the Parent:

Xinyuan Real Estate Co., Ltd.

No. 18 Xinyuan Road

Zhengzhou, Henan 450011

Attention: Zhang Yong

Fax: +86-0371-65651686

E-mail: zyong63@163.com

with a required copy (which shall not constitute notice) to:

Baker & McKenzie LLP

BCE Place, 181 Bay Street, Suite 2100

Toronto, Canada M5 J 2T3

Attention: Omer Ozden, Esq.

Fax: (416)863-6275

Email: omer.ozden@bakernet.com

- and -

Trans Asia Lawyers Beijing

Suite 2218, China World Tower 1

1 Jianguomenwai Avenue

Beijing, 100004, China

Attention: Philip Qu, Esq.

Fax: (8610)6505 8189

E-mail: pqu@TransAsiaLawyers.com

The burden of proving notice when notice is transmitted by fax or electronic mail shall be the responsibility of the party providing such notice.

SECTION 12.07. Independent Nature of Stockholders’ Obligations and Rights. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. The decision of each Stockholder to acquire Shares pursuant to this Agreement has been made by such Stockholder independently of any other Stockholder. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with making its investment hereunder and that no Stockholder will be acting as agent of such Stockholder in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Stockholder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. Each of the Company and Parent acknowledge that each of the Stockholders has been provided with this same Agreement for the purpose of closing a transaction with multiple Stockholders and not because it was required or requested to do so by any Stockholder.

SECTION 12.08. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without application of principles of conflicts of law.

SECTION 12.09. Specific Performance. The Parties agree that irreparable damage will occur in the event that either Party fails to consummate the Transactions in accordance with the terms of this Agreement, and that the Parties shall therefore be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

SECTION 12.10. Submission to Jurisdiction. Any dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be resolved by arbitration. The arbitration shall be administered by the International Chamber of Commerce (the “ICC”) in accordance with its commercial arbitration rules then in effect (the “Rules”). The place of arbitration shall be Hong Kong, Special Administrative Region. The number of arbitrators shall be three. The Company and the Parent, on the one hand, and the Stockholders, on the other hand, shall each appoint one arbitrator, and the two party-appointed arbitrators shall endeavor promptly to appoint the chairperson of the arbitral tribunal. To the extent reasonably feasible, the chairperson and each other arbitrator shall be or shall have been a judge, executive or professional with extensive experience with international commercial transactions that shall be willing to apply the laws of the State of New York to the substance of the dispute. If either the Company and the Parent, on the one hand, or the Stockholders, on the other hand, fail to appoint their respective arbitrator within thirty days after receipt by respondent(s) of the demand for arbitration or if the two party-appointed arbitrators are unable to appoint the chairperson of the arbitral tribunal within thirty days of the appointment of the second arbitrator, then the ICC shall appoint such arbitrator or the chairperson, as the case may be, in accordance with the listing, ranking and striking provisions of the rules. The arbitrators shall apply the law of the State of New York to the substance of the dispute and the arbitration proceedings shall be conducted in English. The arbitrators shall not award punitive, exemplary, multiple or consequential damages. In the absence of fraud, any decision and award rendered by the arbitrators shall be final and binding on all parties, shall not be subject to appeal except as provided by law and may be entered and enforced in any court having jurisdiction. The parties hereby consent to the exclusive jurisdiction of (i) the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and (ii) courts with appropriate jurisdiction to hear such matters in Hong Kong, Special Administrative Region, for temporary injunctive or other relief in aid of arbitration or to prevent irreparable harm and to the non-exclusive jurisdiction of such courts for enforcement of any award by the arbitrators. Without prejudice to such provisional remedies as may be available under the jurisdiction of such courts, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. Each party shall bear its own arbitration expenses, and the Company and Parent, on the one hand, and the Stockholders, on the other hand, shall pay one-half of the ICC’s and the chairperson’s fees and expenses, unless the arbitrators determine that it would be equitable if all or a portion of the prevailing party’s expenses should be borne by the other party.

SECTION 12.11. Interpretation. As all Parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or”, (b) “including” has the inclusive meaning frequently identified with the phrase “including, but not limited to,” (c) references to “hereof,” “hereunder” or “herein” or words of similar import relate to this Agreement, (d) when a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated, and (e) the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender as the context of this Agreement requires.

SECTION 12.12. Required Consents and Approvals. The Parties hereby agree that to the extent any approval or consent is required from any Party hereto to consummate the Transactions contemplated hereby, the Memorandum of Association and the Parent Shareholders Agreement, or to assign and assume the Assumed Agreements pursuant to Article III hereof, such Party’s execution of this Agreement shall constitute full and complete satisfaction of such approval or consent requirement from such Party.

SECTION 12.13. Further Actions. The Parties covenant that from time to time after the Closing, as and when requested by any Party, the other Party shall use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other Party may reasonably deem necessary or desirable to consummate Transactions and all other matters contemplated by this Agreement and the Parent Shareholders Agreement, including without limitation, the assignment and assumption of the Assumed Agreements pursuant to Article III hereof.

The Stockholders covenant that that immediately following the Closing, they shall use reasonable best efforts to cause the Parent and the Company to ratify the actions taken by the Parent or the Company, as the case may be, related to the Transactions and all other matters contemplated by this Agreement and the Parent Shareholders Agreement, including without limitation, the assignment and assumption of the Assumed Agreements pursuant to Article III hereof.

SECTION 12.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

SECTION 12.15. Expenses. Within ten (10) business days after the Closing, the Company shall pay the Investors $50,000 as reimbursement for costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the Parent Shareholder Agreement, and the consummation of the Transactions.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BLUE RIDGE CHINA PARTNERS, L.P.

By:	Blue Ridge China Holdings, L.P.,
its General Partner

By:	Blue Ridge Capital Offshore Holdings LLC,
its General Partner

By:	/s/ Patty Stevens
Name:	Patty Stevens
Title:	Director of Operations

EI FUND II CHINA, LLC

By:
Name:
Title:

Zhang Yong

Yang Yuyan

[Signature Page to Share Exchange and Assumption Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BLUE RIDGE CHINA PARTNERS, L.P.

By:	Blue Ridge China Holdings, L.P.,
its General Partner

By:	Blue Ridge Capital Offshore Holdings LLC, its General Partner

By:
Name:	Patty Stevens
Title:	Director of Operations

EI FUND II CHINA, LLC

By:	/s/ Cheryl Engie
Name:	Cheryl Engie
Title:	VP & Treasurer

Zhang Yong

Yang Yuyan

[Signature Page to Share Exchange and Assumption Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BLUE RIDGE CHINA PARTNERS, L.P.

By:	Blue Ridge China Holdings, L.P.,
its General Partner

By:	Blue Ridge Capital Offshore Holdings LLC, its General Partner

By:
Name:
Title:

EI FUND II CHINA, LLC

By:
Name:
Title:

/s/ Zhang Yong
Zhang Yong

/s/ Yang Yuyan
Yang Yuyan

[Signature Page to Share Exchange and Assumption Agreement]

XINYUAN REAL ESTATE CO., LTD.

By:	/s/ Zhang Yong
Name:	Zhang Yong
Title:	President

XINYUAN REAL ESTATE, LTD.

By:	/s/ Zhang Yong
Name:	Zhang Yong
Title:	President

[Signature Page to Share Exchange and Assumption Agreement ]

EXHIBIT A

STOCKHOLDERS OF THE COMPANY

Name of Stockholder	Number and Class of Shares of Company Stock Being Exchanged	Number arid Class of Shares of Parent Stock to be Received by Stockholder
ZHANG, Yong	48,000,000 Common Shares	48,000,000 Common Shares
YANG, Yuyan	12,000,000 Common Shares	12,000,000 Common Shares
Blue Ridge China Partners, L.P.	9,422,627 Common Shares	9,422,627 Common Shares
EI Fund II China, LLC	6,281,752 Common Shares	6,281,752 Common Shares
Blue Ridge China Partners, L.P.	18,483,240 Series A Preferred Shares	18,483,240 Series A Preferred Shares
EI Fund II China, LLC	12,322,160 Series A Preferred Shares	12,322,160 Series A Preferred Shares

EXHIBIT B

PARENT SHAREHOLDERS AGREEMENT

EXHIBIT C

PARENT MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT D

PARENT BURNHAM WARRANTS

EXHIBIT E

PARENT INVESTOR WARRANTS

EXHIBIT F

PARENT NOTES

EXHIBIT G

OPINION OF MAPLES & CALDER